EXHIBIT 32.0

SECTION 1350 CERTIFICATION OF THE

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Each of Lawrence J. LeBon, III, Chairman of the Board, President and Chief Executive Officer and John LeBlanc, Senior Vice President and Chief Financial Officer of Louisiana Bancorp, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2011	By:	/S/ LAWRENCE J. LEBON, III
Lawrence J. LeBon, III
Chairman of the Board, President and Chief Executive Officer

Date: March 29, 2011	By:	/S/ JOHN LEBLANC
John LeBlanc
Senior Vice President and Chief Financial Officer

Note:	A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Louisiana Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.